Exhibit 3.124

BY-LAWS

OF

BURLINGTON COAT FACTORY WAREHOUSE OF REDFORD, INC.

ARTICLE I.

PLACE OF MEETINGS

Meetings of the shareholders shall be held at the office of the corporation in the City of                     , State of                     , or elsewhere, within or without the State of Michigan, as may be determined by the Board of Directors and stated in the notice of the meeting.

ARTICLE II

MEETINGS OF SHAREHOLDERS

The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held, commencing in 19     , on                                                                                           Special meetings of the shareholders for any purpose or purposes may be called by the Board of Directors, the President or Secretary.

Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

ARTICLE III

NOTICE OF MEETINGS

Except as otherwise provided by law, written notice of the time, place and purposes of every meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

ARTICLE IV

QUORUM

At all shareholders’ meetings a quorum shall (unless otherwise provided by statute, or the Articles of Incorporation) consist of a majority of the shares outstanding and entitled to vote, represented by the holder or holders, either in person or by proxy. The shareholders present an person or by proxy at a meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

ARTICLE V

DIRECTORS

The number of directors shall be three (3) Directors shall be elected at each annual meeting and shall hold office for one year and thereafter until their successors are elected and qualify. Vacancies, however, occurring during the year may be filled by a majority of the remaining directors, though less than a quorum of the board. Directors need not be shareholders. A directorship to be filled because of an increase in the number of directors or to fill a vacancy may be filled by the board for a term of office continuing only until the next election of directors by the shareholders.

ARTICLE VI

MEETINGS OF DIRECTORS

The Board shall meet whenever and wherever called together by the President or a Vice-President, on reasonable notice to each director, which need not exceed two days and may be held within or without the State of Michigan. Neither the business to be transacted at, nor the purpose of, a regular or special meeting need be specified in the notice or waiver of notice of the meeting. A majority of directors shall constitute a quorum.

A member of the board or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if, before or after such action, a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee,

ARTICLE VII

COMMITTEES

The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or wore committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amend the By-Laws of the corporation, and, unless the resolution, these By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

ARTICLE VIII

OFFICERS

The executive officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the directors, who shall hold office during the pleasure of the directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors. Any two offices or more may be held by one person. All vacancies occurring among any of the officers shall be filled by the directors. Any officer may be removed at any time by the affirmative vote of a majority of the directors present at a regular meeting of directors or at a special meeting of directors called for the purpose. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

The President, who may but need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors. While the directors are not in session, he shall have general management and control of the business and affairs of the corporation.

The Vice-President, or if there be more than one, the senior Vice-president, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, pay-rolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.

The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors, he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he shall perform all other duties incident to the office of Secretary.

The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

ARTICLE IX

STOCK CERTIFICATES

Certificates of stock, signed by the Chairman, or Vice Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each shareholder certifying the number of shares owned by him in the corporation. Then such certificates are countersigned (1) by a transfer agent other than the corporation or its employee or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

ARTICLE X

LOST CERTIFICATES

A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnity the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

ARTICLE XI

TRANSFER OF SHARES

The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

ARTICLE XII

SHAREHOLDERS RECORD DATE

In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE XIII

NOTICE AND WAIVER OF NOTICE

Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable or radiogram, and, except as otherwise provided by law, the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

Whenever any notice is required by these By-Laws to be given, personal notice as not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the corporation and such notice shall be deemed to have been given on the day of such deposit.

ARTICLE XIV

CORPORATE SEAL

The corporate seal of the corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE XV

FISCAL YEAR

The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

ARTICLE XVI

AMENDMENTS

These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the shareholders or at any special meeting thereof by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors.

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